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                                                                     EXHIBIT 5.1



                   OPINION OF BROBECK, PHLEGER & HARRISON LLP

                                  May 20, 2002



Illumina, Inc.
9885 Towne Centre Drive
San Diego, California 92121


               Re: Illumina, Inc. Registration Statement on Form S-8 for 1,500,000 Shares of Common Stock Issuable Under the 2000 Stock Plan, as Amended.


Ladies and Gentlemen:

               We have acted as counsel to Illumina, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional reserve of 1,500,000 shares of common stock (the "Shares") for issuance under the Company's 2000 Stock Plan, as amended to date (the "Plan").

               This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

               We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the establishment and amendment of the Plan. Based on such review, we are of the opinion that, if, as and when the Shares have been issued and sold (and the consideration therefor received) pursuant to the provisions of option agreements duly authorized under the Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

               We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

               This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Shares.



                                       Very truly yours,

                                       /s/ BROBECK, PHLEGER & HARRISON LLP

                                       BROBECK, PHLEGER & HARRISON LLP